Exhibit 5.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We have issued our report dated April 17, 2014, with respect to the consolidated financial statements of Neovasc Inc. contained in this Amendment No.1 to the Registration Statement on Form F-10.  We consent to the use of the aforementioned report in the Registration Statement and to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in the prospectus forming part of the Registration Statement.

/s/ GRANT THORNTON LLP

Chartered Accountants

Vancouver, Canada
May 13, 2014